Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the Aratana Special meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ARATANA THERAPEUTICS, INC. 11400 TOMAHAWK CREEK PARKWAY SUITE 340 LEAWOOD, KS 66211 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Aratana Special meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E80878-S86729 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARATANA THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! 1. Merger proposal: To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "merger agreement"), dated April 26, 2019, by and among Elanco Animal Health Incorporated, an Indiana corporation ("Elanco"), Elanco Athens Inc., a Delaware corporation and a direct wholly owned subsidiary of Elanco ("Acquisition Sub"), and Aratana Therapeutics, Inc., a Delaware corporation ("Aratana"); 2. Adjournment proposal: To adjourn the Aratana special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Aratana special meeting; and ! ! ! ! ! ! 3. Non-binding, advisory merger-related compensation proposal: To approve, by non-binding, advisory vote, compensation that will or may become payable to Aratana's named executive officers in connection with the merger of Acquisition Sub with and into Aratana as contemplated by the merger agreement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E80879-S86729 ARATANA THERAPEUTICS, INC. Special Meeting of Stockholders [TBD], 2019 [TBD] CDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Aratana Therapeutics, Inc. hereby appoint(s) Rhonda L. Hellums, Chief Financial Officer and Treasurer, and John C. Ayres, Vice President of Corporate Development and Administration, General Counsel and Secretary, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Aratana Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Aratana special meeting of stockholders to be held at [TBD] CDT on [TBD], 2019, at TBD, and any adjournment, continuation or postponement thereof. If no such direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. If any other matters come before the Aratana special meeting or any continuation, postponement or adjournment thereof, the appointed proxies will vote in their discretion. Continued and to be signed on reverse side